UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2022

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33497	71-0869350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street, Philadelphia, PA 19104

(Address of Principal Executive Offices, and Zip Code)

215-921-7600

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.01	FOLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On November 7, 2022, Amicus Therapeutics, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Goldman Sachs & Co. LLC (“Goldman Sachs”) to create an at-the-market equity program under which the Company at its discretion and from time to time may sell shares of its common stock, par value $0.01 per share, having an aggregate offering price of up to $250,000,000 (the “Shares”) through Goldman Sachs.

From time to time during the term of the Distribution Agreement, the Company may deliver a placement notice to Goldman Sachs specifying the number of the Shares to be sold, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with Goldman Sachs in the reoffering of the Shares, and the time, date and place of delivery of and payment for such Shares. Subject to the terms and conditions of the Distribution Agreement, and upon acceptance of a placement notice, Goldman Sachs will use its reasonable efforts to sell the Shares based upon the Company’s instructions. The Company has provided Goldman Sachs with customary indemnification rights, and Goldman Sachs will be entitled to compensation at a commission rate of up to 3.0% of the gross offering proceeds of the Shares sold.

Sales of the Shares, if any, under the Distribution Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including in ordinary brokers’ transactions, to or through a market maker, on or through The Nasdaq Global Select Market or any other market venue where the securities may be traded, in the over-the-counter market, in privately negotiated transactions, through a combination of any such methods of sale, or any other method permitted by law. The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Distribution Agreement and either the Company or Goldman Sachs may at any time upon written notice terminate the Distribution Agreement.

This description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement which is attached hereto as Exhibit 1.1 and incorporated by reference herein. The representations, warranties and covenants contained in the Distribution Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Distribution Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Distribution Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Distribution Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

The issuance and sale of the Shares to be sold under the Distribution Agreement, if any, will be made pursuant to a prospectus supplement to the Company’s registration statement on Form S-3, including the prospectus contained therein, originally filed with the Securities and Exchange Commission on February 24, 2022, which became effective automatically upon the filing thereof (Registration No. 333-262987). This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the legal opinion and consent of Troutman Petter Hamilton Sanders LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated November 7, 2022, by and between Amicus Therapeutics, Inc. and Goldman Sachs & Co. LLC
5.1	Opinion of Troutman Pepper Hamilton Sanders LLP
23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature Page

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: November 7, 2022	By:	/s/ Ellen S. Rosenberg
Name: Ellen S. Rosenberg
Title: Chief Legal Officer and Corporate Secretary